Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is entered into on the last date indicated on the signature page hereof by and between Jorgen Pedersen (“Employee”) and Sarcos Technology and Robotics Corporation (“Parent”) and Sarcos Corp. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”), and which will become effective as set forth below.

RECITALS

WHEREAS, Employee is employed at-will;

WHEREAS, Employee signed an Employment Agreement with Parent and the Company on March 27, 2022 (the “Employment Agreement”) (Company and Parent, together with their respective subsidiaries and affiliates (including RE2, LLC (“RE2”), which is a subsidiary of Parent and affiliate of the Company), and all predecessors thereof, including RE2, Inc., the “Company Group”);

WHEREAS, Employee signed a Sarcos Employee Intellectual Property Agreement on March 27, 2022 (the “Confidentiality Agreement”);

Employee holds shares of Parent common stock subject to a Redemption Rights Agreement made as of April 25, 2022 between Employee and Parent (the “Redemption Rights Agreement”);

WHEREAS, Employee and Parent have entered into certain Restricted Stock Unit award agreements (“RSU Agreements”) granting the Employee certain awards of restricted stock units with respect to the shares of the Parent’s common stock (“RSUs”), and a certain option award agreement (the “Option Agreement”) pursuant to which Employee was granted options to purchase shares of the Parent’s common stock (“Options”), each pursuant to Parent’s 2021 Equity Incentive Plan (the “Plan”), and together with the RSU Agreements, the Option Agreement and the Plan, the “Equity Documents”);

WHEREAS, Parent announced to Employee on July 11, 2023 that he would cease to be the Company’s Chief Operating Officer as of July 12, 2023, and that his employment with the Company would be terminated at a future date as part of a reduction in force, which is a termination without Cause (as defined in the Employment Agreement);

WHEREAS, Employee will separate from employment effective on the date Employee signs this Agreement (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company Group and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s relationship with or separation from the Company Group;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of and contingent on Employee’s execution of this Agreement, this Agreement going into effect, and Employee’s fulfillment of all of its terms and conditions, the Company agrees to provide the severance and benefits set forth under Sections 1(a) and (b) below, on behalf of itself, Parent and their affiliates:
a.
Severance Payment. The Company agrees to pay Employee a total of One-Hundred Seventy Thousand Seven Hundred Sixty-Seven Dollars and Twenty Cents ($170,767.20), less applicable withholdings, at the rate of Twenty-Eight Thousand Four Hundred Sixty-One Dollars and Twenty Cents ($28,461.20) per month, less applicable withholdings, for a period of six (6) months following the Separation Date, in accordance with the Company’s regular payroll practices; provided, however, that no such payments will be made prior to the Company’s first regular payroll date that occurs at least ten (10) days after the Effective Date (the “Initial Payment Date”), and any payments that would have been made prior to the Initial Payment Date but for this proviso shall be made on the Initial Payment Date.
b.
COBRA Payments. The Company shall directly pay the premiums for Employee’s COBRA coverage on a monthly basis to continue group health insurance benefits for Employee and Employee’s eligible dependents under the Company’s group health plan (each such monthly payment, a “Company COBRA Payment”) until the earlier of (i) a period of six (6) months following the Separation Date, (ii) the date upon which Employee and/or Employees’ eligible dependents becomes covered under similar plans or (iii) the date upon which Employee ceases to be eligible for coverage under COBRA. Any Company COBRA Payment is conditioned on Employee timely electing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA (and executes any documentation needed for the Company’s payment of the COBRA premiums). Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA payment benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that Employee would be required to pay to continue Employee’s group health coverage in effect on the date of Employee’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and end on the earlier of (x) the date upon which Employee obtains other employment or (y) the date the Company has paid an amount equal to six (6) payments. For the avoidance of doubt, the taxable payments in lieu of COBRA premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings. Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Employee will not receive such payment or any reimbursements or any payment on his behalf for COBRA premiums.
c.
Additional Change in Control Severance. If a Change in Control (as defined in the Employment Agreement) occurs during the period beginning on the Separation Date and ending three (3) months after the Separation Date (the “Double-Trigger Period”), then, subject to Section 8(b) and (c) of the Employment Agreement:
i.
Lump Sum Salary Severance. Employee will not receive any further payments under 1.a after such Change in Control, and the Company will pay Employee a lump sum salary severance payment equal to (x) One Hundred Seventy Thousand Seven Hundred Sixty-Seven Dollars and Twenty Cents ($170,767.20) minus (y) the total gross amount of all payments made under Section 1.a. Such payment will be paid, less applicable withholdings, on the later of (A) the Initial Payment Date or (B) within thirty days following the Change in Control.
ii.
Bonus Severance. The Company will pay Employee a lump sum bonus severance payment equal to One Hundred Nineteen Thousand Five Hundred Thirty-Seven Dollars and Four Cents ($119,537.04), less applicable withholdings, on the later of (A) the Initial Payment Date or (B) within thirty days following the Change in Control
iii.
Vesting Acceleration. Employee will be entitled to vesting acceleration of one hundred percent (100%) of Employee’s outstanding unvested Equity Awards on the Separation Date; provided that if an outstanding Equity Award is to vest and/or the amount of the Equity Award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to one hundred percent (100%) of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s), unless otherwise provided in the applicable award agreement.
d.
Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee acknowledges that other than the consideration set forth herein, Employee is not and will not be entitled to any other severance or other payments or benefits from the Company, RE2, Parent, or any other entity in the Company Group, whether under the Employment Agreement or otherwise.
e.
Company Group. Any reference herein to a payment or benefit provided by the Company shall be read to include any such payment or benefit provided by RE2 or another member of the Company Group. Any obligation of the Company to make a payment or provide a benefit hereunder will be satisfied if and to the extent that the Company causes RE2 or another member of the Company Group to make such payment or provide such benefit.
2.
Stock.
a.
The Parties agree that, effective on the Separation Date, under the terms of the Redemption Rights Agreement, all Parent common stock held by Employee subject to that agreement has been released from the Parent’s Redemption Right (as defined in that agreement) under that agreement and that such agreement is terminated and of no further force and effect.
b.
Employee acknowledges that, except as provided in Section 1.c.iii above with respect to accelerated vesting in the event of a Change in Control, vesting under the Equity Documents ceased as of the Separation Date in accordance with the terms thereof.
c.
The Parties agree that, except as provided in Section 1.c.iii above with respect to accelerated vesting in the event of a Change in Control, all of the Options terminated without vesting on the Separation Date and Employee has no right to exercise any of the Options.

d.
The Parties agree that, except as provided in Section 1.c.iii above with respect to accelerated vesting in the event of a Change in Control (i) all of Employees RSUs that were unvested as of the Separation Date terminated on that date; and (ii) Employee’s RSUs, as well as the shares acquired thereunder, shall continue to be governed by the terms and conditions of the applicable Equity Documents. Employee hereby acknowledges that he has received a copy of such agreements and understands the terms and conditions thereof.

e.
Employee agrees to comply with any lock-up restrictions applicable to any shares of Parent stock owned or acquired by him, including those in any agreement entered into by Employee and those contained in Parent’s bylaws.
3.
Termination. Employee hereby confirms and agrees that, in connection with the termination of his employment by the Company without cause, he has also been removed (and to the extent not otherwise covered, hereby resigns) from all positions with the Company Group. Employee agrees to promptly execute any instruments, forms or other documents evidencing such resignations. Employee hereby acknowledges and affirms that such resignations are final and irrevocable, and that even in the event he should elect to otherwise revoke this Agreement pursuant to Sections 7 and 28 below, he will have still resigned from all such positions.
4.
Benefits. Employee’s health insurance benefits shall cease on the last day of the calendar month in which the Separation Date occurs, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including vesting in equity awards, shall cease as of the Separation Date.
5.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, Parent, the Company, or RE2 (or as applicable, any other entity in the Company Group), has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances or payments, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee also represents and warrants that Employee has paid back all loans made to him by any member of the Company Group, including repayment of the remaining balance of a loan made by RE2, Inc. to Employee in 2011, in the amount of $6,067.98, and acknowledges that he specifically requested and authorized the Company Group to deduct such amount owed from his June 23, 2023 paycheck and Company acknowledges that such deduction and repayment occurred.
6.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company Group and each of its respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:
a.
any and all claims relating to or arising from Employee’s relationship with the Company Group and the termination of that relationship, including any claims under the Employment Agreement and any other agreement or arrangement related to his employment;
b.
any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, Parent, or any other entity in the Company Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.
any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;
d.
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the Pennsylvania Human Relations Act, the Pennsylvania Equal Pay Law, the Pennsylvania Minimum Wage Act of 1968, and the Pittsburgh Fair Employment Ordinance;
e.
any and all claims for violation of the federal or any state constitution;
f.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.
any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Employee from the Company (or any other entity in the Company Group, as applicable); and
h.
any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this section.

7.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that

Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has forty-five (45) days within which to consider this Agreement; (c) as set forth in Exhibits A, B, and C hereto, Employee has been advised in writing of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that Employee has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to Stephen Sonne, the Chief Legal Officer of the Company, via email at [***] that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 45-day period.
8.
Unknown Claims. Employee acknowledges that Employee has been advised to consult with legal counsel and that Employee is familiar with the principle that a general release does not extend to claims that Employee does not know or suspect to exist in Employee’s favor at the time of executing the release, which, if known by Employee, must have materially affected Employee’s settlement with the Releasees. Employee, being aware of said principle, agrees to expressly waive any rights Employee may have to that effect, as well as under any other statute or common law principles of similar effect, including in accordance with Pennsylvania law.
9.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company, Parent, RE2, or any of the other Releasees, and that Employee has not assigned to any third party any such lawsuits, claims, or actions. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company, Parent, RE2, or any of the other Releasees.
10.
No Right to Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company or RE2 (or any other entity in the Company Group), and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company or RE2 (or any other entity in the Company Group).
11.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding non-solicitation, non-competition, nondisparagement and nondisclosure of the Company Group’s trade secrets and confidential and proprietary information, and the other covenants contained therein. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company Group, developed or obtained by Employee in connection with Employee’s relationship with the Company Group, or otherwise belonging to the Company Group, including, but not limited to, all computers, tools, machinery, prototypes, components, documents, files, notes, memoranda, records, business cards, credit cards, computer files, passwords and passkeys, card keys, or any other property of the Company Group, whether in physical or electronic form, and all passwords to any software or other programs or data that Employee used in performing services for the Company Group.
12.
No Cooperation. Subject to the “Protected Activity Not Prohibited” section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company and Parent upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any “Protected Activity,” which means filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Additionally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company Group’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA. When engaging in any of the protected conduct described in this section, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company Group confidential information; provided, however, that such disclosures may be made to Government Agencies in connection with Protected Activity. For the sake of clarity, Company Group confidential information does not include information regarding working conditions, wages, benefits, or other terms and conditions of employment. Additionally, Employee understands that the protected conduct described herein does not include the disclosure of any Company Group attorney-client privileged communications or privileged attorney work product. Employee understands that nothing in the Confidentiality Agreement or any other agreement with or policy of the Company Group shall limit or prohibit Employee from engaging in any protected conduct set forth in this section. Finally, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
14.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” section above, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Parent agrees to instruct the members of its Board of Directors and its Chief Executive Officer, Chief Financial Officer, Chief Revenue Officer, Chief Technology Officer and Chief Marketing Officer, in each case as in effect as of the date hereof, that so long as they remain in their current positions, they are not to make any false or misleading representation or statements about Employee.
15.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company, Parent, or RE2 immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.
16.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company or Parent (or any other entity in the Company Group) hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company or Parent (or any other entity in the Company Group) of any fault or liability whatsoever to Employee or to any third party.
17.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
18.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S RELATIONSHIP WITH THE COMPANY, PARENT, OR RE2 (OR ANY OTHER ENTITY IN THE

COMPANY GROUP, WHERE APPLICABLE) OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN ALLEGHENY COUNTY, PENNSYLVANIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE PENNSYLVANIA RULES OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE PENNSYLVANIA LAW AND SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE EMPLOYMENT AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
19.
Cooperation with Company Group. Employee agrees that he shall provide reasonable cooperation and assistance to the Company Group in the transition of his role and in the resolution of any matters in which Employee was involved during the course of Employee’s relationship with the Company Group, or about which Employee has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or which may be brought or threatened in the future against or on behalf of the Company Group, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Employee’s cooperation with such matters shall include, without limitation, being available to consult with the Company Group regarding matters in which Employee has been involved or has knowledge; to reasonably assist the Company Group in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Company Group. Employee agrees to keep the Human Resource department of Company and Parent apprised of his current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Company Group in connection with this Section 19. Employee understands and agrees that this provision requires his cooperation with the Company Group, but is not intended to have any influence whatsoever on any specific outcome in any matter and he is expected at all times to provide truthful testimony and responses in connection with any matter. Employee understands and agrees that he is not otherwise entitled to any additional compensation for such transition assistance, beyond the consideration provided under this Agreement.

20.
Tax Consequences. Neither Parent nor the Company (nor RE2) make any representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against Parent, the Company, or RE2 (or any other entity in the Company Group) for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by Parent, the Company, or RE2 (or any other entity in the Company Group) by reason of any such claims, including attorneys’ fees and costs.
21.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Parties will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.
22.
Authority. The Company and Parent represent and warrant that the undersigned have the authority to act on behalf of the Company and Parent and to bind the Company and Parent (and as applicable, any entity in the Company Group) and all who may claim through them to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
23.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
24.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
25.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company, Parent, RE2, and/or any other entity in the Company Group and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company Group and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s employment with the Company, Parent, RE2, and/or any other entity in the Company Group (including, without limitation, the Employment Agreement), but with the exception of Sections 8-12 and 15-23 of the Employment Agreement, the Confidentiality Agreement, the Lock-Up Agreement by and between Employee and Parent dated March 27, 2022, and the Equity Documents. Notwithstanding the foregoing, nothing herein will supersede or limit any applicable clawback requirements with respect to compensation subject to recovery under any law, government regulation or stock exchange listing requirement (including pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010); any such compensation will be subject to deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or any of their affiliates as may be required by, and that are consistent with the requirements of, any such law, government regulation or stock exchange listing requirement).
26.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and an authorized representative of the Company and Parent.

27.
Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the Commonwealth of Pennsylvania.
28.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within the forty-five (45) day period set forth under Section 7 above. Employee has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
29.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature.
30.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of Parent or the Company (or any other entity in the Company Group) or any third party, with the full intent of releasing all of Employee’s claims against Parent, the Company and any of the other Releasees. Employee acknowledges that:
(a)
Employee has read this Agreement;
(b)
Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;
(c)
Employee understands the terms and consequences of this Agreement and of the releases it contains;
(d)
Employee is fully aware of the legal and binding effect of this Agreement; and
(e)
Employee has not relied upon any representations or statements made by Parent or the Company (or any other entity in the Company Group) that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

JORGEN PEDERSEN, an individual

Dated:	8/23/2023	/s/ Jorgen Pedersen
Jorgen Pedersen

SARCOS CORP.

Dated:	8/23/2023	By	/s/ Andrew Hamer
Andrew Hamer
Chief Financial Officer

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

Dated:	8/23/2023	By	/s/ Andrew Hamer
Andrew Hamer
Chief Financial Officer